Exhibit 99.5

AMENDED AND RESTATED

AGILENT AGREEMENT

DATED AS OF November 17, 2008

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED AGILENT AGREEMENT

AMENDED AND RESTATED AGILENT AGREEMENT, dated as of November 17, 2008 (as amended, amended and restated or otherwise modified from time to time, this “Agreement”), by Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and Agilent Technologies World Trade, Inc., a Delaware corporation (“World Trade”), in favor of each and every Designated Person in existence on the date hereof and from time to time.

Preliminary Statements

A.            Each of World Trade, Cayco and Luxco is a direct or indirect, wholly-owned subsidiary of Agilent.

B.            On December 16, 2005, Cayco issued Class A Preferred Shares to World Trade.

C.            World Trade has entered into the Repo Agreement with the Buyer, whereby World Trade agrees to sell to the Buyer and the Buyer agrees to purchase from World Trade the Class A Preferred Shares (subject to a World Trade’s obligation to repurchase, and the Buyer’s obligation to resell, the Class A Preferred Shares).

D.            World Trade may terminate the Repo Agreement, and thereafter the Holders may issue or incur Class A Holder Secured Indebtedness and, in connection with such issuance or incurrence, the Holders may pledge all of their right, title and interest in, to and under the Class A Preferred Shares to the Agent or the Collateral Agent, as applicable, as security for such Indebtedness.

E.             It is, or will be, a condition to each of the performance by the Buyer of its obligations under the Repo Agreement and the subsequent issuance or incurrence, if any, of Class A Holder Secured Indebtedness that Agilent and World Trade provide certain assurances set forth in this Agreement, and each of Agilent and World Trade will receive substantial direct and indirect benefits from the issuance or incurrence of such Indebtedness.

F.             Agilent and World Trade wish to amend and restate the Agilent Agreement dated as of January 27, 2006 (the “Original Agilent Agreement”) in its entirety as set forth herein with effect from and after the date hereof.

In consideration of the premises, and intending to be legally bound by this Agreement, Agilent and World Trade agree as follows:

SECTION 1

DEFINED TERMS; RULES OF CONSTRUCTION

1.1           Definitions.  As used in this Agreement (including in the Preliminary Statements), capitalized terms defined in the preamble and other Sections of this Agreement and Exhibit A to this Agreement shall have the meanings set forth therein and capitalized terms used herein (including in the Preliminary Statements) but not otherwise defined herein shall have the meanings set forth in the Certificate of Designations.

1.2           Use of Certain Terms.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”.  Unless the context of this Agreement requires otherwise, the plural includes the singular, the singular includes the plural, and “including” has the meaning of “including without limitation”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and other similar terms refer to this Agreement (including Exhibit A to this Agreement) as a whole and not exclusively to any particular provision of this Agreement.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, or singular or plural, forms thereof, as the identity of the Person or Persons may require.

1.3           Headings and References.  Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement.  Unless otherwise provided, references to Sections and Exhibits shall be deemed references to Sections of, and Exhibits to, this Agreement.  Whether or not specified herein or therein, references to this Agreement and any other Operative Document include this Agreement and the other Operative Documents as the same may be amended, restated, modified or supplemented from time to time pursuant to the provisions hereof or thereof as permitted by the Operative Documents.  References to any other agreement, contract, instrument, or document are to such agreement, contract, instrument, or document as amended, restated, modified or supplemented from time to time in accordance with the terms hereof (if applicable) and thereof.  Whether or not specified herein, a reference to any law shall mean that law as it may be amended, modified or supplemented from time to time, and any successor law.  A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement, including Section 4.8.

SECTION 2

REPRESENTATIONS AND WARRANTIES

Agilent and World Trade hereby, jointly and severally, represent and warrant as of the date hereof, and on any Closing Date, as follows:

2.1           Due Formation.  Agilent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  Each of World Trade, Cayco and Luxco (together with Agilent, each an “Agilent Party” and, collectively, the “Agilent Parties”) is duly incorporated or formed, validly existing and, to the extent applicable in the relevant jurisdiction, in good standing in the jurisdiction of its incorporation or formation.  Each of the Agilent Parties possesses all corporate, limited liability company or other applicable organizational powers necessary to engage in its business and operations as now conducted.

2.2           Authorization; No Contravention.  The execution, delivery and performance by each Agilent Party of each Operative Document to which it is a party are within its organizational powers, have been duly authorized by all necessary corporate, limited liability company or other applicable organizational action, and do not and will not contravene (i) its Organizational Documents, (ii) any contract, mortgage, lien, lease, agreement, indenture, or other instrument to which such Agilent Party is a party or which is binding upon it or its property, except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect or (iii) in any material respect, any judgment, law, statute, rule or governmental regulation applicable to such Agilent Party or its property.

2.3           Governmental Approvals.  No consent, approval, or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person, is required for the due execution, delivery and performance by each Agilent Party of each Operative Document to which it is a party, except those already obtained or made and those required to perfect security interests.

2.4           Enforceability.  Each Operative Document to which any of the Agilent Parties is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity.

2.5           Investment Company; Holding Company.  (a) No Agilent Party is, or upon consummation of the transactions contemplated by the Operative Documents will be, required to be registered as an “investment company” under the Investment Company Act of 1940.

(a)           No Agilent Party is subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935.  Similarly, no Agilent Party will be subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005.

2.6           No Material Affiliate Event.  To the Agilent Parties’ actual knowledge, at no time since the Original Purchase Date has any Material Affiliate Event occurred.  As of the date hereof and as of any Closing Date, no Incipient Material Affiliate Event or Material Affiliate Event has occurred and is continuing.

2.7           Representations of Agilent Parties.  All of the written representations made by any Agilent Party in any Operative Document or any certificate delivered pursuant to any Operative Document were or will be true and correct on the date such representations were so made, other than any such representations or warranties that, by their terms, refer to a specific date other than any such date, in which case as of such specific date.

2.8           Value of Depositary Receipts.  Immediately after giving effect to the transactions contemplated to occur on or prior to the date hereof under and in connection with the Operative Documents, the Depositary Receipts of the Foundation held by Cayco will make up more than twenty percent (20%) of Cayco’s assets by value.  No plan of any Agilent Party exists to take actions that would result in such Depositary Receipts making up twenty percent (20%) or less of Cayco’s assets by value.

2.9           Compliance with Terms and Conditions.  To the Agilent Parties’ actual knowledge, the Agilent Parties have at all times duly performed and complied in all material respects with all the terms and conditions set forth in the Operative Documents and Certificate of Designations except for the failure to deliver a compliance certificate pursuant to Section 3.3(c) of the Original Agilent Agreement, which failure was cured prior to becoming a Material Affiliate Event.

2.10         Certain U.S. Tax Matters Relating to Luxco.  At no time has Luxco (i) held any interest that is treated as an equity interest for U.S. federal income tax purposes in any entity that is not treated as a corporation for U.S. federal income tax purposes, or (ii) engaged in any transaction or activity that would cause Luxco to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes.

2.11         Absence of Liabilities.  Cayco does not have any Liabilities or commitments of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than Liabilities and commitments arising under applicable law or arising under the Operative Documents, the Certificate of Designations, the Articles, the IM Custody Agreement, the Investment Management Agreement, the Free Cash Management Agreement and the Cayco Custody Agreement and other than Liabilities and commitments that are unsecured, do not constitute “Indebtedness” (as defined in the Certificate of Designations) and do not, in the aggregate, exceed $100,000 outstanding at any time.

2.12         Legal Proceedings.  Since its formation, there have been no judgments outstanding against Cayco or affecting any property of Cayco, nor any actions, suites or proceedings pending or, to the knowledge of the Agilent Parties, threatened against Cayco that have had, or could reasonably be expected to have either individually or in the aggregate, a Material Adverse Effect.

2.13         Investigations, Audits, Etc.  Since its formation, Cayco has not been the subject of any review or audit by the IRS or any investigation by any governmental entity concerning the violation or possible violation of any law.

2.14         Amendments.  The Operative Documents, the Articles,  the Certificate of Designations, the Cayco Custody Agreement, the IM Custody Agreement, the Investment Management Agreement and the Free Cash Management Agreement contain the full agreement of the parties hereto with respect to the transactions contemplated thereby and no other agreements exist with respect to such transactions and no amendments, modifications, consents or waivers have been made to, or given under, the foregoing organizational documents and agreements after the date of their execution, except those executed or approved in writing by the Buyer.

2.15         No Liens.  The property of Cayco is not subject to any Lien (other than any Liens for taxes, assessments and governmental charges or levies not yet delinquent or being contested in good faith and by appropriate proceeding and as to which adequate reserves are being maintained in accordance with general accepted accounting principles).

2.16         Solvency Representation.  On January 27, 2006 and on the date hereof (in each case after giving effect to the transactions contemplated by the applicable repurchase agreement in effect on such date with respect to the Class A Preferred Shares) (i) the then fair value of the property of each of Agilent, World Trade and Cayco, as applicable, was or is greater than the then total amount of liabilities, including contingent liabilities, of each of Agilent, World Trade and Cayco, as applicable, (ii) the then present fair salable value of the assets of each of Agilent, World Trade and Cayco, as applicable, was or is not less than the amount that, as applicable, was or will be required to pay all probable liabilities of each of Agilent, World Trade and Cayco, as applicable, on its debts as they become absolute and matured, (iii) each of Agilent, World Trade and Cayco, as applicable, did not and does not intend to, and did not and does not believe that it would or will, incur debts or liabilities beyond its ability to pay its own debts and liabilities as they mature and (iv) each of Agilent, World Trade and Cayco, as applicable, was or is not engaged in a business or a transaction, and, as applicable, was or is not about to engage in a business or a transaction, for which its property would constitute unreasonably small capital.

2.17         Transfer of Class A Preferred Shares.  The transfer of the Class A Preferred Shares from STEERS Repo Pass-Thru Trust, 2008-1 to Buyer does not breach or constitute a default under any of the following:

(a) any provision of the Memorandum, the Articles or the Certificate of Designations; or

(b) any agreement or instrument to which Cayco is a party or by which it is bound; or

(c) any order, judgment, decree or other restriction applicable to Cayco.

SECTION 3

AGILENT AND WORLD TRADE COVENANTS

3.1           Separateness Covenants.  Agilent and World Trade hereby, jointly and severally, covenant and agree that so long as any Class A Preferred Shares remain outstanding, each of Agilent and World Trade will, and will cause each of the other Agilent Parties and each of the other Agilent Subsidiaries to, comply with the following undertakings:

(a)           each of Agilent and the Agilent Subsidiaries will maintain its books, financial records and accounts, including inter-entity transaction accounts, checking and other bank accounts and custodian and other securities safekeeping accounts, (i) separate and distinct from those of each of Cayco and Luxco and (ii) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of Cayco and Luxco;

(b)           each of Cayco and Luxco will maintain their books, financial records and accounts, including inter-entity transaction accounts, checking and other bank accounts and custodian and other securities safekeeping accounts, (i) separate and distinct from those of any other Person and (ii) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of any other Person;

(c)           each of Agilent and the Agilent Subsidiaries will not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of Cayco and Luxco;

(d)           each of Cayco and Luxco will not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other Person;

(e)           each of Cayco and Luxco will conduct its own business in its own name, and observe all requisite corporate or other organizational and internal procedures and formalities under applicable law;

(f)            neither Cayco nor Luxco will be consensually merged or consolidated with any other Person (other than with Agilent or an Agilent Subsidiary solely for accounting purposes and other than Luxco being disregarded as an entity separate from its owner for U.S. tax purposes);

(g)           none of Agilent and the Agilent Subsidiaries will conduct its business in the name of Cayco or Luxco;

(h)           Agilent will include in its periodic reports filed with the SEC information that clearly discloses the separate existence and identity of Cayco from Agilent and the Agilent Subsidiaries and that Cayco has separate assets and liabilities;

(i)            conduct all transactions, contracts and dealings between Agilent or any Agilent Subsidiary, on the one hand, and Cayco or Luxco, on the other hand, including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other, in a manner that reflects the separate identity and legal existence of each such Person;

(j)            conduct all transactions, contracts and dealings between Cayco or Luxco, on the one hand, and any other Person, on the other hand, including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other, in a manner that reflects the separate identity and legal existence of each such Person;

(k)           each of Cayco and Luxco will hold all of its assets in its own name;

(l)            conduct all transactions between Cayco or Luxco, on the one hand, and any other Person, on the other hand, in the name of Cayco or Luxco, as applicable, as an entity separate and distinct from any other Person;

(m)          except as otherwise contemplated in the Indemnity Documents, each of Cayco and Luxco will pay its liabilities and losses from its assets, and each of Agilent and the Agilent Subsidiaries will pay their liabilities and losses from assets other than those of Cayco and Luxco;

(n)           cause its representatives and agents (whether or not they are “loaned” employees of Agilent or any Agilent Subsidiary), when purporting to act on behalf of Cayco or Luxco, to hold themselves out to third parties as being representatives or agents, as the case may be, of Cayco or Luxco and, to the extent any such items are utilized, will utilize business cards, letterhead, purchase orders, invoices and the like of Cayco or Luxco, as applicable, when so acting;

(o)           except as otherwise contemplated in the Indemnity Documents, each of Cayco and Luxco will compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;

(p)           ensure that, to the extent that Cayco or Luxco, on the one hand, and any other Person, on the other hand:

(i)            jointly contract or do business with vendors or service providers or share overhead expenses, the costs and expenses incurred in so doing will be fairly and non–arbitrarily allocated between or among such Persons, with the result that each such Person bears its fair share of all such costs and expenses; and

(ii)           contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing will be fairly and non–arbitrarily allocated to the Person for whose benefit the goods or services are provided, with the result that each such Person bears its fair share of all such costs;

(q)           neither Agilent nor any Agilent Subsidiary will make any inter-entity loans, advances, guarantees, extensions of credit or contributions of capital to, from or for the benefit of Cayco or Luxco, as the case may be, without proper documentation and accounting in accordance with applicable generally accepted accounting principles and only in accordance with, or as contemplated by, the provisions of the Certificate of Designations and the Operative Documents;

(r)            neither Cayco nor Luxco will make any inter-entity loans, advances, extensions of credit or contributions of capital to, from or for the benefit of any other Person without proper documentation and accounting in accordance with applicable generally accepted accounting principles and only in accordance with, or as contemplated by, the provisions of Certificate of Designations and the Operative Documents;

(s)           not to refer to itself in a manner inconsistent with its status as a legal entity separate and distinct from Cayco and Luxco;

(t)            each of Cayco and Luxco will not refer to itself in a manner inconsistent with its status as a legal entity separate and distinct from any other Person;

(u)           neither Agilent nor any Agilent Subsidiary will hold out the credit of Cayco or Luxco as being available to satisfy the obligations of Agilent or any Agilent Subsidiary or any other Person;

(v)           neither Cayco nor Luxco will hold out the credit of any other Person as being available to satisfy the obligations of Cayco or Luxco, except as contemplated by the Indemnity Documents;

(w)          neither Cayco nor Luxco will hold out its credit as being available to satisfy the obligations of any other Person;

(x)            each Agilent Party will maintain adequate capital in light of its contemplated business operations;

(y)           except as otherwise contemplated in the Indemnity Documents, neither Agilent nor any Agilent Subsidiary will guarantee or become obligated for the Indebtedness or other obligations of Cayco or Luxco;

(z)            neither Cayco nor Luxco will guarantee or become obligated for the debts of any other Person;

(aa)         neither Agilent nor any Agilent Subsidiary will acquire the obligations or securities of Cayco or Luxco, except as contemplated by or permitted under the Operative Documents;

(bb)         neither Cayco nor Luxco will acquire or hold the obligations, securities or any other Indebtedness of any other Person, except as contemplated by or permitted under the Operative Documents;

(cc)         to the extent any such items are used, use stationery, invoices, and checks bearing its own name;

(dd)         neither Agilent nor any Agilent Subsidiary will pledge its assets for the benefit of Cayco or Luxco, except in connection with any statutory lien under Dutch law on the assets of the Foundation for the benefit of the holders of its Depository Receipts;

(ee)         neither Cayco nor Luxco will pledge its assets for the benefit of any other Person;

(ff)           each of Agilent and the Agilent Subsidiaries will take all actions that it deems necessary and appropriate to correct any known misunderstanding regarding its separate identity from Cayco and Luxco;

(gg)         each of Cayco and Luxco will take all actions that it deems necessary and appropriate to correct any known misunderstanding regarding its separate identity from any other Person;

(hh)         each of Cayco and Luxco will not use its separate existence and not permit that its separate existence be used by any of its Affiliates, in each case, to abuse its creditors or to perpetrate a fraud, injury, or injustice on its creditors;

(ii)           each of Cayco and Luxco will ensure that (i) all transactions between it or any of its Affiliates, on the one hand, and Cayco or Luxco, on the other hand, are, and will be, duly authorized and documented, and recorded accurately in the appropriate books and records of such Persons, and (ii) all such transactions are, and will be, on arms-length terms fair to each party, constitute exchanges for fair consideration and for reasonably equivalent value, and are, and will be, made in good faith and without any intent to hinder, delay, or defraud its creditors;

(jj)           neither Cayco nor Luxco will take any action, or engage in transactions with any of its Affiliates, unless the boards of managers, managing members, or officers, as appropriate, of such Affiliate and Cayco or Luxco, as the case may be, determine in a reasonable fashion that such actions or transactions are in their respective entities’ best interests, it being agreed by the parties hereto that this Agreement and the other Operative Documents (and the transactions contemplated hereby and thereby and permitted hereunder and thereunder) satisfy the foregoing standard and satisfy the requirements of this clause (jj); and

(kk)         no Agilent Party will enter into the transactions contemplated by this Agreement or any other Operative Document to which it is a party in contemplation of insolvency or with a design to prefer one or more of its creditors to the exclusion in whole or in part of another of its creditors or with an intent to hinder, delay or defraud any of its creditors.

Notwithstanding the foregoing restrictions on its activities, Agilent and World Trade will cause each of Cayco and Luxco to be authorized and permitted to take the actions required by the Certificate of Designations and the Operative Documents to which it is a party.  Notwithstanding clause (x) of this Section 3.1, nothing herein shall require or be deemed to require Agilent or any Agilent Subsidiary, directly or indirectly, (a) to pay or guarantee the payment of or to take any action intended to pay or guarantee the payment of any expenses or liabilities of Cayco or Luxco or (b) to make any capital contribution to or otherwise advance or supply funds or assets to Cayco or Luxco for the purchase or payment of any expenses or liabilities of Cayco or Luxco or to maintain working capital or equity capital of Cayco or Luxco or otherwise to maintain the net worth or solvency of Cayco or Luxco.

3.2           General Covenants.  Agilent and World Trade hereby, jointly and severally, covenant and agree that, so long as any Class A Preferred Shares remain outstanding, neither Agilent nor World Trade will at any time:

(a)           Indebtedness, Etc.  Permit Cayco to (i) incur or become liable for any Indebtedness, (ii) guarantee the liabilities of any other Person, (iii) have any employees, or (iv) create, incur or suffer to exist any liens of any kind on the Permitted Investments (other than liens for taxes, assessments and governmental charges or levies not yet delinquent or being contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with generally accepted accounting principles).

(b)           Sale, Etc., of Assets; Equity.  Permit Cayco to (i) sell, transfer or otherwise dispose of, in any case, whether in one transaction or in a series of transactions, any of its assets or (ii) issue any equity securities, in each case, other than as expressly permitted under the Certificate of Designations or any Operative Document.

(c)           Merger, Etc.  Permit any of Cayco and Luxco to merge or consolidate with any Person (other than a consolidation with Agilent or an Agilent Subsidiary solely for accounting purposes and other than Luxco being disregarded as an entity separate from its owner for U.S. tax purposes but not for any corporate purposes under laws of the Cayman Islands or Grand-Duchy of Luxembourg).

(d)           Investments.  Direct Cayco, the Custodian or the Investment Manager, or authorize or permit Cayco, the Custodian or the Investment Manager, to hold or invest in any assets other than as permitted under the Certificate of Designations.

(e)           Bankruptcy, Etc.  Consent to, vote for, or otherwise cause or permit any other Agilent Party voluntarily to take any action of the type referred to in the definition of Bankruptcy Action.

(f)            Structure of Cayco.  Direct, authorize or permit Cayco to amend its Memorandum or Articles or the Certificate of Designations, including, without limitation, to effect any modification to the governing structure of Cayco, except as permitted under the Certificate of Designations.

(g)           Investment Management Agreement.  (i) At any time prior to the Repo Transaction Termination Date or (ii) so long as any Class A Holder Secured Indebtedness is outstanding and, in either case, if and so long as a Rating Circumstance then exists, direct, authorize or permit Cayco to amend or modify the Investment Management Agreement relating to the Permitted Investments Account unless, prior to such amendment or modification, the Rating Condition shall have been satisfied with respect thereto.

(h)           Class A Preferred Payments.  Direct, authorize or permit Cayco to give any instruction with respect to payments in respect of the Class A Preferred Shares other than an instruction in accordance with Section 5 of the Repo Agreement or any provision in any Class A Holder Secured Indebtedness Document requiring the pledgor of Class A Preferred Shares thereunder to instruct Cayco to make payments in respect of such shares to the Agent, the Collateral Agent or the Indenture Trustee, as applicable.

3.3           Reporting Requirements.  Agilent hereby covenants and agrees that, so long as the Class A Preferred Shares remain outstanding, it will furnish to (i) in the case of clause (b) below, the Person specified therein, and (ii) in all other cases, each Applicable Person and, in the case of each of clauses (c) and (d) below if and so long as a Rating Circumstance then exists, each of the relevant Rating Agencies, the following:

(a)           Public Reports.  A copy of all of the information and reports referred to in clauses (x) and (y) below:  (x) all current reports filed with the SEC on Form 8-K and (y) (i) within 90 days after the end of each fiscal year (or, if earlier, the date on which each of

Agilent and the Agilent Subsidiaries file the same with the SEC), deliver to Buyer, by mail or electronic communications, a copy of its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by a report of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of the related audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of Agilent and the consolidated Agilent Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Agilent (or, if earlier, the date on which the Company files the same with the SEC), deliver by mail or electronic communications to Buyer, a copy of its consolidated balance sheet and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and its related statement of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the financial position and results of operations and cash flows of Agilent and the consolidated Agilent Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (which certification requirements shall be deemed satisfied by the execution by a financial officer of the certification required to be filed with the SEC pursuant to Item 601 of Regulation S-K).  Notwithstanding the foregoing, Agilent will be deemed to have furnished such reports referred to in the preceding paragraph if Agilent has filed such reports with the SEC via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) and such reports are publicly available and Agilent has notified Buyer of such filing.

(b)           144A(d)(4) Information.  At any time when Agilent is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of any holder of Class A Holder Secured Indebtedness issued under any Class A Holder Secured Indebtedness Indenture or any prospective purchaser thereof, Agilent will promptly furnish or cause to be furnished to such Person such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

(c)           Compliance Certificate.  Within ninety (90) days after the close of each of Agilent’s fiscal years, an officer’s certificate signed by the Chief Financial Officer of Agilent and stating that a review of the activities of the Agilent Parties during the preceding fiscal year has been made under his or her supervision with a view to determining whether each of Agilent and World Trade has performed its obligations under this Agreement, and further stating that to his or her actual knowledge no Incipient Material Affiliate Event or Material Affiliate Event has occurred during such period and remains in existence or, if either (i) an Incipient Material Affiliate Event or (ii) a Material Affiliate Event shall have so occurred (whether or not cured), describing all such Incipient Material Affiliate Events or Material Affiliate Events of which he or she may have knowledge and what action Agilent is taking (or has taken) or proposes to take with respect thereto.

(d)           Notice of Incipient Material Affiliate Event or Material Affiliate Event.  Within two (2) Business Days after an officer of Agilent has actual knowledge of such occurrence, written notice of the occurrence of an Incipient Material Affiliate Event or Material Affiliate Event and setting forth in detail the actions that Agilent has taken or proposes to take with respect thereto and whether or not cured.

3.4           Check-the-Box Elections.  Agilent has caused each of Luxco and the Foundation to file a valid election with the United States Internal Revenue Service (the “IRS”) to be treated from its respective date of formation as a disregarded entity for United States federal income tax purposes in accordance with Treasury Regulation section 301.7701-3(c) and will cause each of them to maintain its status as a disregarded entity for all relevant times in the future.

3.5           World Trade Tax Filing Obligations.  In connection with the transfer of the depository receipts of the Foundation (and thereby indirectly the shares of Agilent Technologies Europe B.V.) to Cayco, World Trade (i) has timely executed and filed with the IRS a “gain recognition agreement” described in Treasury Regulation section 1.367(a)-8 and the waiver of the period of limitations described therein in Agilent’s consolidated United States federal income tax return by the due date (including extensions) of such return for the year of the transfer, in accordance with the procedures specified in Treasury Regulation section 1.367(a)-8(a) and (ii) will timely execute and file the annual certification described in Treasury Regulation section 1.367(a)-8(b)(5) in Agilent’s consolidated United States federal income tax return by the due date (including extensions) of such return for each of the five full taxable years following the year of the transfer, in accordance with the procedures specified in Treasury Regulation section 1.367(a)-8.

3.6           Covenants Regarding Cayco.

(1)           Agilent shall cause Cayco not to:

(a)           establish any physical presence or branch office or acquire or rent office space in the United States or any other jurisdiction (other than the Cayman Islands);

(b)           appoint a representative or agent in the United States or any other jurisdiction outside of the Cayman Islands with unlimited authority to conduct the business of Cayco or to sign contracts for and on behalf of Cayco in any such jurisdiction;

(c)           become a plaintiff, or counterclaim, in any suit, action or proceedings outside the Cayman Islands or the Netherlands, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(d)           voluntarily appear before a court in any suit, action or proceedings outside the Cayman Islands or the Netherlands, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(e)           expressly agree to submit to the jurisdiction of any court outside of the Cayman Islands and the Netherlands;

(f)            hold board of director or shareholder meetings in or from within any jurisdiction other than the Cayman Islands or Bermuda or such other jurisdiction (other than the United States) as should not, in the opinion of counsel, result in Cayco being determined to have a place of business for any purposes in such other jurisdiction;

(g)           maintain any property or assets of Cayco in the United States or maintain any material amount of property or assets of Cayco in any other jurisdiction (other than the Cayman Islands and the Netherlands);

(h)           Agilent will not elect or cause any election to be made to treat Cayco as other than a corporation for U.S. tax purposes; or

(i)            have a registered office in any jurisdiction other than the Cayman Islands.

(2)           Agilent (a) shall not direct, authorize or permit Cayco to take any action requiring a class vote of the Class A Preferred Shares in contravention of the outcome of such a vote or without having conducted such a vote, and (b) shall cause Cayco in all other respects to comply with the Articles of Association and the Certificate of Designations.

(3)           (a) Agilent shall not cause or permit Cayco or any of Agilent’s other Subsidiaries in which Cayco holds any interest to hold or acquire five percent or more of any class of voting securities of (x) any company organized under U.S. law or (y) any other company that maintains an office (other than a representative office) in the United States or has a Subsidiary organized under U.S. law, provided, however, that Agilent may cause or permit Cayco or any such Subsidiary of Agilent to hold or acquire five percent or more of any class of voting securities in any company organized under non-U.S. law described in clause (y) above (a “Non-U.S. Target”) if either

(i)    Both of the following conditions are met:

A.            More than 50 percent of the Non-U.S. Target’s consolidated assets are located, and consolidated revenues are derived from, outside the United States, and

B.            If the Non-U.S. Target is or becomes a Subsidiary of Cayco, (A) the Non-U.S. Target is, or Controls, an operating company, and (B) the activities of the Non-U.S. Target or any of its Subsidiaries (as applicable) in the United States are (x) the same kind of activities as, or are related to, the activities of the Non-U.S. Target or any of its Subsidiaries outside the United States, and (y) are not banking and financial activities, or

(ii)   Agilent causes Cayco or the Non-U.S. Target, not more than 24 months following the consummation of the acquisition of a company that does not conform to the requirements of section 3(a)(i)(A), and promptly, but in any event not more than 30 days following the consummation of the acquisition of a company that does not conform to the requirements of section 3(a)(i)(B), to cease any activities engaged in by the Non-U.S. Target in the United States either directly or through a Subsidiary (including by transferring the U.S. employees of that Subsidiary to a Subsidiary of Agilent that is not a Subsidiary of Cayco).

(b)  If, a Non-U.S. Target having held or acquired voting securities (as described in subparagraph (a) above), (1) Agilent is unable to comply with subparagraph (a)(i)(A) and concludes in good faith that it will be unable to take the actions described in subparagraph (a)(ii) within 24 months or (2) Agilent is unable to comply with subparagraph (a)(i)(B) and concludes in good faith that it will be unable to take the actions described in subparagraph (a)(ii) within 30 days, Agilent (x) will as soon as practicable consult and cooperate with each Designated Person in an effort to cause the activities of the Non-U.S. Target to qualify for an exemption as set forth in 12 C.F.R. Part 211 or 225 as they apply to such Designated Person and (y) may request each Designated Person to extend the relevant 24-month or 30-day period, which request will be granted provided that such Designated Person it is not thereby at risk of a material violation of applicable regulations (as determined by each such Designated Person in good faith).

(c)  For purposes of this Section 3.6(3) only, “Subsidiary” shall mean any company Controlled by another company,  “Control” shall have the same meaning set forth in 12 C.F.R. 225.2(e), and “banking and financial activities” shall have the same meaning as set forth in 12 C.F.R. 211.23(f)(5)(iii)(B).

(d)  The Buyer agrees to consult Agilent about any discussions the Buyer has with the Federal Reserve Board or Federal Reserve Bank on any matters covered by this Section 3.6(3), including the obtaining of extensions of time or other relief.

3.7           Investment Manager.  Agilent and World Trade jointly and severally agree to cause Cayco to appoint an Investment Manager to oversee the Permitted Investment Account and Agilent and World Trade jointly and severally agree to cause Cayco to enter into an Investment Management Agreement with such Investment Manager.  Agilent and World Trade jointly and severally agree to cause Cayco to cause the Investment Manager to comply with all of its obligations under such Investment Management Agreement.  In the event that the Investment Manager shall have (a) notified Cayco of its intention to resign, (b) breached any of its obligations under the Investment Management Agreement or (c) failed to meet the criteria set forth in the definition of Investment Manager in the Certificate of Designations, Agilent and World Trade jointly and severally agree to cause Cayco to provide written notice to (i) each Applicable Person and (ii) if and so long as a Rating Circumstance then exists, each of the relevant Rating Agencies promptly, and in any event, no later than two (2) Business Days following the date of receipt of such notice from the Investment Manager or the date that Agilent or Cayco attains actual knowledge of such breach or failure.  Further, Agilent and World Trade jointly and severally agree to cause Cayco (i) to appoint, (x) in the case of an event described in clause (a) above, by no later than thirty (30) days following the date of receipt of such notice from the Investment Manager and (y) in the case of an event described in clause (b) or (c) above, by no later than thirty (30) days following the later of (A) the date that Agilent or Cayco attains actual knowledge of such breach or failure and (B) the expiration of any applicable grace or cure period in the Investment Management Agreement, if the relevant breach has not been cured, in each case, a new Investment Manager meeting the criteria set forth in the definition of Investment Manager in the Certificate of Designations to replace such resigning or defaulting Investment Manager and (ii) to enter into a new Investment Management Agreement with the replacement Investment Manager appointed in accordance with clause (i) above.  Agilent and World Trade jointly and severally agree, if and so long as a Rating Circumstance then exists, the Rating Condition shall, prior to any appointment of a new Investment Manager and execution of a new Investment Management Agreement pursuant to this Section 3.7, have been satisfied in respect of such appointment and execution.

3.8           Custodian.  Agilent and World Trade jointly and severally agree to cause Cayco to appoint a Custodian with respect to the Permitted Investment Account and Agilent and World Trade jointly and severally agree to cause Cayco to enter into an IM Custody Agreement with such Custodian.  Agilent and World Trade jointly and severally agree to cause Cayco to cause the Custodian to comply with all of its obligations under such IM Custody Agreement.  In the event that the Custodian shall have (a) notified Cayco of its intention to resign, (b) breached any of its obligations under the IM Custody Agreement or (c) failed to meet the criteria set forth in the definition of Custodian in the Certificate of Designations, Agilent and World Trade jointly and severally agree to cause Cayco to provide written notice to (i) each Applicable Person and (ii) if and so long as a Rating Circumstance then exists, each of the relevant Rating Agencies promptly, and in any event, no later than two (2) Business Days following the date of receipt of such notice from the Custodian or the date that Agilent or Cayco attains actual knowledge of such breach or failure.  Further, Agilent and World Trade jointly and severally agree to cause Cayco (i) to appoint, (x) in the case of an event described in clause (a) above, by no later than forty (40) days following the date of receipt of such notice from the Custodian and (y) in the case of an event described in clause (b) or (c) above, by no later than forty (40) days following the later of (A) the date that Agilent or Cayco attains actual knowledge of such breach or failure and (B) the expiration of any applicable grace or cure period in the IM Custody Agreement, if the relevant breach has not been cured, in each case, a new Custodian meeting the criteria set forth in the definition of Custodian in the Certificate of Designations to replace such resigning or defaulting Custodian and (ii) to enter into a new IM Custody Agreement with the replacement Custodian appointed in accordance with clause (i) above.  Agilent and World Trade jointly and severally agree, if and so long as a Rating Circumstance then exists, the Rating Condition shall, prior to any appointment of a new Custodian and execution of a new IM Custody Agreement pursuant to this Section 3.8, have been satisfied in respect of such appointment and execution.

3.9           Outstanding Class A Preferred Shares.  Agilent and World Trade jointly and severally agree to ensure that there shall be no Class A Preferred Shares outstanding at any time other than the Class A Preferred Shares that are subject to either the repurchase obligations of World Trade under the Repo Agreement or the lien of any Class A Holder Secured Indebtedness Document.

3.10         Permitted Investments.  Agilent and World Trade jointly and severally agree to cause Cayco not to withdraw or otherwise remove from the Permitted Investments Account (a) any instrument or security evidencing a Permitted Investment that, subsequent to the date of purchase thereof, fails to meet the criteria set forth in the definition of Permitted Investment Property in the Certificate of Designations or (b) if such Permitted Investment shall have been sold, liquidated or otherwise disposed of in connection with a replacement thereof in accordance with Exhibit A to the Investment Management Agreement, the proceeds of such Permitted Investment, in either case, until the date on which such instrument or security is replaced with an instrument or security meeting the criteria set forth in the definition of Permitted Investment Property in the Certificate of Designations.

3.11         Investment Manager Notices.  Agilent hereby covenants and agrees that, at any time prior to the Repo Transaction Termination Date or so long as any Class A Holder Secured Indebtedness is outstanding, it will, or will cause Cayco to, furnish to the Investment Manager, the following:

(a)           CP Security Guidelines.  (i) On the date hereof, a list of each corporation, partnership, estate or trust (an “Affiliate List”) with respect to each of Agilent, World Trade and Cayco meeting the criteria set forth in Sections 2(h) and (i) of the Investment Management Guidelines; and (ii) within fifteen (15) Business Days after the close of each of Agilent’s fiscal quarters, an updated Affiliate List.

(b)           Certificate Regarding Withdrawal or Liquidation of CP Securities.  In connection with the delivery of any written instruction of Cayco respecting the withdrawal or liquidation of CP Securities (as defined in the Investment Management Guidelines) to the Investment Manager pursuant to Section 3(h) or (i) of the Investment Management Guidelines, an officer’s certificate of Cayco certifying that (i) there are no accumulated and unpaid Stated Dividends as of the date of such withdrawal or liquidation (other than State Dividends accumulated from and after the most recent Dividend Payment Date preceding such date) and (ii) no Incipient Material Affiliate Event or Material Affiliate Event has occurred and is continuing as of the date of such withdrawal or liquidation after giving effect to such withdrawal or liquidation.

3.12         Rating Condition.  Agilent hereby covenants and agrees that, so long as the Class A Preferred Shares remain outstanding and a Rating Circumstance then exists, it will not, and will cause Cayco not to, (a) effect any amendment or modification to any Organizational Document of Cayco (including, without limitation, the Certificate of Designations) or (b) take any action under any of Sections 24, 25 and 26 of the Articles unless, with respect to any such amendment or modification described in clause (a) or any such action described in clause (b), the Rating Condition shall have been satisfied prior to such amendment or modification or action, as the case may be.

3.13         Withdrawal or Liquidation of CP Securities.  Agilent hereby covenants and agrees that, so long as the Class A Preferred Shares remain outstanding and a Rating Circumstance then exists, it will, or will cause Cayco to, furnish to each of the relevant Rating Agencies written notice not less than ten (10) Business Days prior to any withdrawal or liquidation of CP Securities (as defined in the Investment Management Guidelines) pursuant to Section 3(h) or (i) of the Investment Management Guidelines.

3.14         Redemption of Class A Preferred Shares.  At all times prior to the Repo Transaction Termination Date, Agilent and World Trade jointly and severally agree not to permit or cause Cayco to redeem any of the Class A Preferred Shares or liquidate any Permitted Investments (except as contemplated by the Investment Management Guidelines).

3.15         Certain U.S. Tax Matters Relating to Luxco.  At all times prior to the Repo Transaction Termination Date, Agilent and World Trade (i) will cause Luxco not to hold any interest that is treated as an equity interest for U.S. federal income tax purposes in any entity that is not treated as a corporation for U.S. federal income tax purposes, and (ii) will cause Luxco not to engage in any transaction or activity that would cause Luxco to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes.

3.16         Certificate of Authorized Persons relating to the IM Custody Agreement.  Agilent and World Trade jointly and severally agree not to permit or cause Cayco, prior to the Repo Transaction Termination Date, to furnish any new Certificate of Authorized Persons to the Custodian under the IM Custody Agreement (or to revise any existing such certificate) unless such new (or revised) Certificate of Authorized Persons has been furnished by, or consented to by, the Investment Manager and does not contain any employees or agents (other than the Investment Manager) of any Agilent Party or any Affiliate thereof.  As used in this Section 3.16, “Certificate of Authorized Persons” means the Certificate of Authorized Persons furnished to the Custodian pursuant to the IM Custody Agreement in the form of the exhibit thereto captioned “Certificate of Authorized Persons”.

SECTION 4

MISCELLANEOUS

4.1           Termination.  This Agreement shall terminate one year and one day after the Repo Transaction Termination Date or, if any Class A Holder Secured Indebtedness is outstanding, the termination (in accordance with the terms of the relevant Class A Holder Secured Indebtedness Documents) of all security interests in the Class A Preferred Shares granted pursuant to such documents.

4.2           Amendments.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by Agilent herefrom, shall in any event be effective unless the same shall be in writing and signed by each Applicable Person and Agilent and, if a Rating Circumstance exists at the time of the proposal of such amendment, waiver or consent, the Rating Condition shall have been satisfied prior to the effectiveness of such amendment, waiver or consent.  No such waiver of a provision or consent to a departure in any one instance shall be construed as a further or continuing waiver of or consent to subsequent occurrences, or a waiver of any other provision or consent to any other departure.

4.3           Addresses for Notices.  Any notice or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient’s normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the same communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, if to Agilent or World Trade, at its address at 5301 Stevens Creek Boulevard, Santa Clara, California 95051, Attention:  Chief Financial Officer, Treasurer

and General Counsel, Facsimile No.:  408-345-8958, if to Standard & Poor’s Rating Services, at its address at 55 Water Street, 41st Floor, New York, NY 10041-0003, Attention:  ABS Surveillance Group - New Assets, and if to any Applicable Person, at its address specified in the Repo Agreement or the relevant Class A Holder Secured Indebtedness Document, as applicable, or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice hereunder.

4.4           No Waiver; Cumulative Remedies.  No failure on the part of the Buyer, the Agent or the Indenture Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

4.5           Consent to Jurisdiction; Waiver of Venue Objection; Service of Process.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE, LOCATED IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK, AND EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING AGAINST IT OR AGAINST ITS PROPERTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN “ACTION”) MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR STATE COURT.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NONCONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY SUCH JURISDICTION.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE NOTICE ADDRESS FOR IT SET FORTH HEREIN OR IN THE RELEVANT CLASS A HOLDER SECURED INDEBTEDNESS DOCUMENT OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT SUCH ADDRESS.  EACH OF AGILENT AND WORLD TRADE MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT ITS TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

4.6           Waiver of Jury Trial.  EACH OF AGILENT, WORLD TRADE AND, BY ACCEPTING THE BENEFITS HEREOF, THE AGENT OR THE COLLATERAL AGENT, AS APPLICABLE, EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

4.7           Assignment.  All covenants and other agreements and obligations in this Agreement shall (a) be binding upon Agilent and World Trade and their successors, but neither Agilent nor World Trade may assign its obligations hereunder without the consent of the Applicable Person and (b) inure to the exclusive benefit of, and be enforceable by, each Designated Person and its successors and assigns.

4.8           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.9           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

4.10         Severability.  Every provision of this Agreement that is prohibited by or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.11         No Third-Party Beneficiaries.  This Agreement is intended for the exclusive benefit of each Designated Person and its successors and assigns and no other Person shall have any rights hereunder, whether as a third-party beneficiary or otherwise.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of Agilent and World Trade has caused this Agreement to be duly executed and delivered by its officer or other duly authorized signatory thereunto duly authorized as of the date first above written.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Hilliard C. Terry, III
Hilliard C. Terry, III
Vice President, Treasurer

AGILENT TECHNOLOGIES WORLD TRADE, INC.

By:	/s/ Hilliard C. Terry, III
Hilliard C. Terry, III
Assistant Treasurer

EXHIBIT A TO
AGILENT AGREEMENT

Definitions

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate List” has the meaning set forth in Section 3.11(a) of the Agreement.

“Agent” means the collateral agent, if any, acting in such capacity, to whom the Holders shall have pledged the Class A Preferred Shares, for the benefit of the lenders under any Class A Holder Secured Indebtedness Loan Agreement, to secure the obligations of such Holders thereunder.

“Agilent” has the meaning set forth in the preamble to the Agreement.

“Agilent Party” has the meaning set forth in Section 2.1 of the Agreement.

“Agilent Subsidiaries” means, collectively, each of Agilent’s Subsidiaries other than Cayco and Luxco.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Person” means (a) at any time prior to the Repo Transaction Termination Date, the Buyer and (b) if and for so long as any Class A Holder Secured Indebtedness is outstanding, either the Agent or each of the Collateral Agent and the Indenture Trustee, as applicable.

“Cayco” means Agilent Technologies (Cayco) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Certificate of Designations” means that certain Third Amended and Restated Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares of Agilent Technologies (Cayco) Limited, dated November 17, 2008.

“Class A Holder Secured Indebtedness” means, in the event that the Class A Preferred Shares are pledged by the Holders to secure any debt securities issued, or other indebtedness incurred, by such Holders, any such debt securities or other indebtedness secured by such pledge of the Class A Preferred Shares; provided, however, that the Repo Agreement and any obligation or indebtedness thereunder shall be deemed not to be Class A Holder Secured Indebtedness under any circumstances.

“Class A Holder Secured Indebtedness Documents” means the Class A Holder Secured Indebtedness Indenture or the Class A Holder Secured Indebtedness Loan Agreement, as the case may be, and all other agreements and instruments, including, without limitation, all pledge agreements and security agreements, pursuant to which the Class A Holder Secured

Indebtedness has been or will be issued or incurred and secured or otherwise setting forth the terms of, or otherwise entered into by an Agilent Party in connection with, the Class A Holder Secured Indebtedness, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Class A Holder Secured Indebtedness Indenture” means any indenture governing the Class A Holder Secured Indebtedness.

“Class A Holder Secured Indebtedness Loan Agreement” means any loan or credit agreement (including any guarantee of obligations thereunder) evidencing the Class A Holder Secured Indebtedness.

“Class A Preferred Shares” means the Class A Preferred Shares in the capital of Cayco having the rights and preferences set forth in the Certificate of Designations.

“Closing Date” means the date on which any Class A Holder Secured Indebtedness is incurred or issued.

“Collateral Agent” means the collateral agent, if any, acting in such capacity, to whom the Holders shall have pledged the Class A Preferred Shares, for the benefit of the Indenture Trustee and the holders of any securities issued under any Class A Holder Secured Indebtedness Indenture, to secure the obligations of such Holders thereunder.

“Companies Law” means the Companies Law (2007 Revision) of the Cayman Islands.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (other than as a result of, or by virtue of, the effect of Special Voting Rights or other weighted voting rights under or pursuant to the Certificate of Designations), whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Depositary Receipts” means those certain depositary receipts issued by the Foundation representing the economic interests in Luxco.

“Designated Person” means (a) at any time prior to the Repo Transaction Termination Date, the Buyer and (b) if and for so long as any Class A Holder Secured Indebtedness is outstanding, (i) each of the Agent and each lender under the relevant Class A Holder Secured Indebtedness Loan Agreement or (ii) each of the Collateral Agent, the Indenture Trustee and each holder of securities issued under the relevant Class A Holder Secured Indebtedness Indenture, as applicable.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934.

“Foundation” means Stichting Voting Trust Agilent Technologies (Luxco) S.à r.l., a foundation (stichting) organized under the laws of the Netherlands.

“Free Cash Management Agreement” means the Second Amended and Restated Free Cash Investment Management Agreement, dated as of November 17, 2008, between the Investment Manager and Cayco.

“Holder” means any Person that is an Affiliate of Agilent and in whose name a Class A Preferred Share is registered in the Register of Members of Cayco at any given time.

“Indemnity Documents” means (a) the Indemnity Agreement and Guarantee, dated as of January 27, 2006, pursuant to which Agilent will provide certain indemnities relating to the Custodian under the Cayco Custody Agreement and the IM Custody Agreement and certain guarantees with respect to the obligations of Cayco under the Cayco Custody Agreement and the IM Custody Agreement, (b) the indemnity agreement pursuant to which Agilent will provide certain indemnities with respect to certain directors of Cayco, (c) any agreement or other arrangement pursuant to which Agilent agrees to pay or pays legal fees, accounting fees and other out-of-pocket costs and expenses incurred in connection with the closing of (i) the Repo Agreement (and all other agreements executed and delivered in connection therewith) or (ii) any Class A Holder Secured Indebtedness (and, in the case of each of (i) and (ii), the consummation of the transactions contemplated thereunder), and (d) each amended and restated investment management agreement, dated as of January 27, 2006, among Cayco, Agilent and the Investment Manager, pursuant to which Agilent will provide certain indemnities relating to the actions of the Investment Manager thereunder.

“Indenture Trustee” means the indenture trustee, if any, acting in such capacity, for the holders of any securities issued under any Class A Holder Secured Indebtedness Indenture.

“Investment Management Guidelines” means Exhibit A to the Investment Management Agreement.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Luxco” means Agilent Technologies Luxco S.à r.l., a limited liability company (société à responsabilité limitée) organized under the laws of the Grand-Duchy of Luxembourg.

“Material Adverse Effect” means a material adverse effect on the business, financial condition, assets (including any Permitted Investment Property) or liabilities (contingent or otherwise) of any of Agilent, World Trade or Cayco.

“Operative Documents” means (a) this Agreement, (b) the Repo Agreement and the Agilent Guarantee or, if any Class A Holder Secured Indebtedness is outstanding, any Class A Holder Secured Indebtedness Documents, (c) the Related Agreement and (d) any Indemnity Documents.

“Original Purchase Date” means January 27, 2006.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate, articles of formation or organization and operating agreement or memorandum of association and articles of association; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Register of Members” means the register to be kept by Cayco in accordance with Section 40 of the Companies Law;

“Related Agreement” means the Related Agreement, dated as of September 22, 2008 among Lloyds TSB Bank PLC, Agilent and World Trade.

“Repo Transaction Termination Date” means the date on which the Transaction (as defined in the Repo Agreement) is terminated in accordance with the terms of the Repo Agreement.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation (irrespective of whether at the time Equity Interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“United States” and “U.S.” mean the United States of America.

“World Trade” has the meaning set forth in the preamble to the Agreement.